WAIVER AND SECOND AMENDMENT TO
ASSET PURCHASE AGREEMENT

              THIS WAIVER AND SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made this ___ day of _______, 2012, by and among NET PROFITS TEN, INC. (“Purchaser”), WORLD MOTO (THAILAND) CO., LTD. (“Seller”), CHRIS ZIOMKOWSKI (“Chris”) and PAUL GILES (“Paul”).

RECITALS:

              WHEREAS, the Purchaser, the Seller, Chris and Paul entered into an Asset Purchase Agreement dated September 1, 2012 (the “Agreement”), which was subsequently amended;

              WHEREAS, Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell to the Purchaser, assets related to the Moto-Meters;

              WHEREAS, pursuant to the Agreement, the Purchaser, the Seller, Chris and Paul have agreed that prior to the Closing Date, the Purchaser will change the name of the Purchaser to a name that is the same as or similar to World Moto Company, and Seller will change its name to one that is not similar to World Moto, as agreed upon by the Seller and Purchaser;

              WHEREAS, the Purchaser, the Seller, Chris and Paul are willing to agree to waive the change of name of the Purchaser and the change of the name of the Seller as a condition to closing;

             WHEREAS, Purchaser, Seller, Chris and Paul have agreed to modify the Agreement as set forth herein.

AGREEMENTS:

               NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1.	Amendment. In the Table of Contents, sections 5.21, 7.6 and 8.2(j) are deleted and in their places will be substituted with the following:

“Intentionally Omitted.”

2.	Amendment. Section 7.6 is deleted in its entirety and in its place will be substituted with the following:

“This section is omitted intentionally and the numbering of the other sections will remain the same.”

3.	Amendment. Section 7.9 is deleted in its entirety and in its place will be substituted with the following::

“The Assets include, and the Ancillary Agreements shall convey to Purchaser, all rights in and to all names used in the business of the Seller, and therefore, at a mutually agreed upon time after the Closing, none of Seller or its Affiliates shall be entitled to use any names used in the business prior to Closing, or any abbreviation, derivation or variation thereof, in or for the name or title of any entity, trade, product or business anywhere in the world from and after the mutually agreed upon time the Closing. Seller shall, within a reasonable time after the Closing, undertake and promptly pursue all necessary action to change its business and corporate names, including Internet domain names, to new names bearing no resemblance to any of its present names so as to permit the use of such names by Purchaser. Without limiting the foregoing, Seller will deliver to Purchaser such documents as Purchaser shall reasonably request to evidence the foregoing.”

4.	Amendment. Section 8.2(j) is deleted in its entirety and in its place will be substituted with the following:

“This section is omitted intentionally and the numbering of the other sections will remain the same.”

5.	Amendment. Section 5.21, requiring a lock-up of shares is deleted in its entirety.

6.	Effect on Other Provisions. Except for the foregoing, the Agreement, as amended, shall continue in full force and effect and shall not be affected hereby except as expressly provided herein.

              IN WITNESS WHEREOF, the parties have executed this amendment as of the date first above written.

Net Profits Ten, Inc.	World Moto (Thailand) Co. Ltd.

By: __________________________________________	By: ______________________________________
Marlon Liam, President	Title:

_________________________________________
Chris Ziomkowski

_________________________________________
Paul Giles